UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2017

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Incyte Corporation (the “Company”) entered into a letter agreement, dated February 17, 2017 (the “Baker Exchange Agreement”) with certain entities (the “Baker Entities”) affiliated with Julian C. Baker, a director of the Company, pursuant to which the Baker Entities agreed to exchange $259,000,000 in aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2018 (the “2018 Notes”) and $274,500,000 in aggregate principal amount of the Company’s 1.25% Convertible Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Notes”) for an aggregate of 10,610,782 shares of the Company’s common stock, $.001 par value per share (“Common Stock”).  The shares of Common Stock to be issued in exchange for the Notes represent the number of shares into which the Notes were convertible together with an additional negotiated number of shares.  The description of the Baker Exchange Agreement in this report is a summary and is qualified in its entirety by the terms of the Baker Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

On February 17, 2017, the Company entered into separately negotiated agreements (the “Exchange Agreements”) with a limited number of holders of the 2018 Notes and the 2020 Notes pursuant to which such holders agreed to exchange $86,764,000 in aggregate principal amount of 2018 Notes and $73,724,000 in aggregate principal amount of 2020 Notes for the shares of Common Stock into which such Notes were convertible, aggregating 3,100,708 shares, and an aggregate of 25,074 additional shares of Common Stock and approximately $7.5 million in cash.

The issuances of the shares of Common Stock in exchange for the Notes pursuant to the Baker Exchange Agreement and the Exchange Agreements are being made in reliance on the exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(9) thereof.  The Company expects to complete the exchanges pursuant to the Baker Exchange Agreement and the Exchange Agreements during the week of February 20, 2017.  Additional information pertaining to the shares of Common Stock issuable pursuant to the Baker Exchange Agreement is set forth in Item 1.01 hereof and incorporated herein by reference.

Forward-Looking Statements

The statement above with respect to the anticipated timing of the completion of the exchanges is a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of customary closing conditions and logistics involved in the delivery of the securities being exchanged. The Company disclaims any intent or obligation to update this forward-looking statement except to the extent required by law or regulations.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Letter Agreement dated February 17, 2017 among Incyte Corporation and the entities named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017

INCYTE CORPORATION

	By:	/s/ David W. Gryska
David W. Gryska
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated February 17, 2017 among Incyte Corporation and the entities named therein.